UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2005

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 North Point Parkway
Alpharetta, Georgia 30022

(Address of Principal Executive Office, including Zip Code)

(770) 300-0101

 (Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective on July 29, 2005, MedQuest, Inc. (“MedQuest”) and MQ Associates, Inc. (“MQ Associates”) entered into a restated amendment to the third limited waiver (as so restated, the “Restated Limited Waiver”) from the Lenders under its Amended and Restated Credit Agreement dated as of September 3, 2003, as amended, by and among MQ Associates, MedQuest, as Borrower, the several lenders from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Chase Lincoln First Commercial Corporation, as Syndication Agent, and General Electric Capital Corporation and Wachovia Bank, National Association, as Co-Documentation Agents (the “Senior Credit Facility”).  The Restated Limited Waiver provides for an extension of the third limited waiver that MedQuest and MQ Associates obtained on May 13, 2005 with respect to certain defaults and/or events of default under the Senior Credit Facility.  The Restated Limited Waiver also provides for a temporary waiver of any defaults and/or events of default that may occur with respect to (i) the covenant in the Senior Credit Facility that requires MQ Associates and MedQuest to deliver to the Lenders and the Administrative Agent a copy of the unaudited consolidated financial statements of MedQuest and its consolidated subsidiaries for, and as of the end of, each of the fiscal quarters ended March 31, 2005 and June 30, 2005 and for the six months ended June 30, 2005, in each case, within 45 days after the end of such fiscal quarters and (ii) non-compliance with the financial covenant tests in the Senior Credit Facility for the periods ended June 30, 2005, March 31, 2005, December 31, 2004 and/or prior periods.  The Restated Limited Waiver is effective only until, and shall expire automatically upon, the earliest to occur of (w) August 13, 2005, (x) delivery by MedQuest to the Administrative Agent and the Lenders of audited financial statements for the fiscal year ended December 31, 2004 (together with related certificates and other information) to the extent required by the Senior Credit Facility, (y) the occurrence of a default or event of default under the Senior Credit Facility other than those expressly being waived in the Restated Limited Waiver and (z) the requisite holders (or trustee, if applicable) under any indenture, agreement or instrument evidencing Indebtedness for borrowed money in an outstanding principal amount greater than $2.0 million taking any action with respect to any event of default that may have occurred or may occur under such indenture, agreement or instrument.

Similar to the prior limited waivers, as a condition to the continuing effectiveness of the Restated Limited Waiver, MedQuest has agreed that the aggregate amount of all borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, at any time outstanding under the Senior Credit Facility during the term of such Restated Limited Waiver will not exceed an amount equal to the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, on March 23, 2005 (which was approximately $28.8 million) plus $5.0 million.  As of July 27, 2005, MedQuest has not drawn any portion of the $5.0 million of unused availability described above and has repaid (or cash collateralized) revolving loans such that, following the release of such cash collateral, the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, will be approximately $17.0 million, thus resulting in approximately $16.8 million of unused availability.  The effect that certain writedowns of accounts receivable has had or may have on any financial statements or other information previously delivered to the Administrative Agent and the Lenders and on any related representations and warranties under the Senior Credit Facility shall be disregarded for purposes of a condition under the Senior Credit Facility to the permitted borrowings discussed above.

The Restated Limited Waiver continues to provide that if, at the close of any business day during the waiver period, the aggregate cash on hand (i.e., bank balance) of MQ Associates, MedQuest and its consolidated subsidiaries exceeds $8.5 million, MedQuest shall promptly repay revolving loans with an amount equal to such excess.  In the event that MedQuest makes such a repayment, or any repayment of the revolving loans, swingline loans or letters of credit that are outstanding or issued during the waiver period, it will have the ability to re-borrow such repaid amount in addition to the unused availability immediately prior to such repayment.

The Restated Limited Waiver continues to limit the ability of MQ Associates, MedQuest and their respective subsidiaries to take certain actions that would otherwise be permitted under the Senior Credit Facility, including the ability to borrow Eurodollar Loans with an interest period of longer than one month, the ability to incur incremental term loans, the ability to make certain payments, dividends or distributions on, or repurchase or redeem, capital stock, the ability to repay revolving loans with amounts that would otherwise be required to repay term loans, and the ability to make acquisitions.

MedQuest expects to continue discussions with the Lenders to obtain a permanent waiver of any defaults and/or events of default that may have occurred.  There can be no assurance that MedQuest will be able to obtain such a permanent waiver to the Senior Credit Facility.  The failure to do so would have a material adverse effect on MedQuest.

ITEM 2.02	Results of Operations and Financial Condition. Preliminary Results of Operations and Financial Condition.

As a result of the restatements previously announced and discussed most recently under Item 4.02 of the Current Report on Form 8-K dated June 8, 2005, MQ Associates has been unable to file timely its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

The following preliminary selected operating and balance sheet data is unaudited and based on current estimates and therefore is subject to change.

Operational Overview

Gross revenue is recognized for services rendered before reductions for estimated allowance for contractual adjustments and doubtful accounts for patient receivables.  Gross revenue is significantly higher than net revenue because it includes uncollectible amounts.  Net revenue as reflected in the table below represents gross revenue reduced by estimated allowance for contractual adjustments and doubtful accounts for patient receivables, which estimated amounts are under review and the subject of the recently announced restatements.  MQ Associates’ current estimates of the allowance for contractual adjustments and doubtful accounts for patient receivables set forth below reflect refinements of its previously released estimates.  MQ Associates believes gross revenue, net revenue and the number of centers in operation to be useful metrics to allow its investors to understand and measure current trends in its business.  Undue reliance should not be placed on such data because it does not reflect operating and other expense trends and therefore does not measure operating income or net income.

The following table shows (i) gross revenue, net revenue and existing center gross revenue for the five months ended May 31, 2004 and May 31, 2005, (ii) gross revenue, existing center gross revenue and total centers in operation for the six months ended June 30, 2004 and June 30, 2005, (iii) gross revenue, net revenue, existing center gross revenue and scan volume for May 2005, and (iv) gross revenue, existing center gross revenue and scan volume for June 2005 (all of which are preliminary estimates, unaudited and subject to change):

	Five Months Ended May 31
(Dollars in Millions)	2004	2005	% Change

Gross Revenue	$210.6	$248.8	18.1%

Contractual Adjustments and Doubtful Accounts (1)	52.2% - 51.2%	53.9%	N/A

Net Revenue (2)	$100.7- $102.8	$114.7	11.6% - 13.9%

Existing Center Gross Revenue (3)	$205.0	$224.7	9.6%

	Six Months Ended June 30
	2004	2005	% Change

Gross Revenue	$256.6	$300.6	17.2%

Existing Center Gross Revenue (3)	$248.8	$271.5	9.1%

Total Centers at end of period (4)	90	96	6.7%

	Month Ended
	May 31, 2005	June 30, 2005

Gross Revenue	$49.9	$51.8

Contractual Adjustments and Doubtful Accounts (1)	54.4%	(5)

Net Revenue (2)	$22.7	(5)

Existing Center Gross Revenue (3)	$45.2	$46.8

Scan Volume
MR	28,300	29,527
CT	14,895	15,148
Other(6)	43,203	45,437
Total	86,398	90,112

(1)   Represents the estimated allowance for contractual adjustments and doubtful accounts for patient receivables as a percentage of gross revenue.

(2)   Net revenue as reflected in the table above is different than net revenue as previously reported in MQ Associates’ financial statements because historically MQ Associates reflected adjustment for doubtful accounts for patient receivables as an operating expense rather than as a reduction to net revenue.

(3)   Reflects 80 centers defined as those centers open at January 1, 2004 and are still open as of June 30, 2005.

(4)   Excludes any mobile units and centers operated pursuant to joint ventures and management agreements.

(5)   Financial data related to contractual adjustments and doubtful accounts and net revenue for June 30, 2005 will be disclosed in subsequent filings.

(6)   Other scan volume as presented includes nuclear medicine scans.

Selected balance sheet data

As of May 31, 2005, MQ Associates had an available cash bank balance of approximately $8.2 million, an available cash book balance of approximately $5.2 million and approximately $8.7 million of additional borrowing capacity under the Senior Credit Facility as described in Item 1.01 above.  As of June 30, 2005, MQ Associates had an available cash bank balance of approximately $6.9 million, an available cash book balance of approximately $3.7 million and approximately $12.4 million of additional borrowing capacity under the Senior Credit Facility as described in Item 1.01 above.  Available cash does not include uncollected funds, other restricted cash and unswept funds.  The cash bank balance is higher than the cash book balance because it does not reflect checks that have been issued but not cashed.  At May 31, 2005 and June 30, 2005, MQ Associates had approximately $352.9 million and $350.0 million, respectively, of total indebtedness outstanding. Interest expense for the months of May 2005 and June 2005 was $3.4 million and $3.4 million, respectively, which includes accrued balances for unpaid interest on MedQuest’s senior subordinated notes and discount on MQ Associates’ senior discount notes. MQ Associates had capital expenditures of $10.8 million thorough May 31, 2005.

MQ Associates will conduct a conference call to discuss information disclosed in this Current Report on Form 8-K at 3:00 p.m. EDT on Tuesday, August 2, 2005.  The conference call can be accessed at (800) 591-6930 (domestic) or (617) 614-4908 (international).  Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode 97453946.  If you are unable to listen to the call at that time, the replay will be available for seven days until Tuesday, August 9, 2005, at (888) 286-8010 (domestic) or (617) 801-6888 (international) using participant passcode 86170858 or at www.streetevents.com or www.earnings.com.

Restatement Update

Based on management estimates and advice from its outside advisors, the Audit Committee continues to estimate on a preliminary basis that the allowance for contractual adjustments and doubtful accounts is understated by $35-$40 million in the aggregate as of December 31, 2004, resulting in an overstatement of net patient receivables and a reduction of pre-tax income by the same amount.  In addition, management estimates on a preliminary basis that the Company will record other charges that will have the effect of reducing pre-tax income by $5-$9 million in the aggregate over the five-year period ended December 31, 2004.  Such other charges relate to, among other things, valuation of property and equipment, correction of accrued liabilities and accounting for leases.  The impact of the foregoing adjustments on the provision for income tax is still under review.  The restatement amounts remain subject to change pending completion of the Audit Committee’s review and the preparation of the restated financial statements by the Company, each of which is ongoing.

Item 8.01               Other Events.

On July 29, 2005, the Company issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that it had commenced consent solicitations to seek certain amendments (the “Proposed Amendments”) to (i) the outstanding 12¼% Senior Discount Notes dues 2012 of MQ Associates (the “12¼% Notes”)

and the related indenture dated as of August 24, 2004, and (ii) the outstanding 11 7/8% Senior Subordinated Notes dues 2012 (the “11 7/8% Notes” and, together with the 12¼% Notes, the “Notes”) of MedQuest and the related indenture dated as of August 15, 2002.  The Company is seeking consents to the Proposed Amendments from the holders of at least a majority in principal amount at maturity of the 12¼% Notes and at least a majority in principal amount of the 11 7/8% Notes (the “Requisite Consents”).

The Proposed Amendments with respect to each series of Notes will, among other things, suspend until December 31, 2005 the Company’s obligation to comply with the covenant in each of the indentures requiring timely filing of periodic reports under the Securities and Exchange Act of 1934, as amended with the SEC.  In addition, each holder of Notes that consents to the Proposed Amendments will be waiving all defaults in connection with the Company’s failure to comply with the financial reporting and related delivery covenant and will be releasing the Company and certain other enumerated persons from any and all matters referring to, relating to, or arising from the Company’s restatement of its previously filed financial statements.  The terms of the consent solicitation are set forth in the consent solicitation statement being furnished to holders of the Notes, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference.

The Company has been advised by legal representatives of the members of an ad hoc committee of holders of the Notes, who collectively hold the Requisite Consents, that such ad hoc committee members intend to deliver their consents in the consent solicitations.  However, there can be no assurance that the Company will be successful in consummating the consent solicitations on the terms described in the consent solicitation statement or on any terms at all.

ITEM 9.01	Financial Statements and Exhibits.

(c)                           Exhibits.

Number	Description of Exhibit

10.1

Restated Amendment to Third Limited Waiver to Amended and Restated Credit Agreement, effective as of July 29, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

99.1	Press release dated July 29, 2005.

99.2	Consent Solicitation Statement dated July 29, 2005.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions.  MQ Associates can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced investigation by the U.S. Attorney’s Office, the previously announced inquiry by the Securities and

Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, uncertainty concerning the amount and timing of patient receivable and other writedowns, the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review),  the ability of MQ Associates to negotiate additional extensions of the Restated Limited Waiver and/or obtain a permanent waiver under, and amendment to, the Senior Credit Facility, the reaction of MQ Associates’ other creditors, customers and suppliers to the matters discussed in this report, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: July 29, 2005

	By:	/s/ John G. Haggerty
Name: John G. Haggerty
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Restated Amendment to Third Limited Waiver to Amended and Restated Credit Agreement, effective as of July 29, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

99.1	Press release dated July 29, 2005.

99.2	Consent Solicitation Statement dated July 29, 2005.